                         VSUS TECHNOLOGIES INCORPORATED
                         444 MADISON AVENUE, 24TH FLOOR
                            NEW YORK, NEW YORK 10023
                                 (212) 972-1400
                           --------------------------

                                      August 19, 2005

Mr. Eliyahu Kissos
17/19 Hafetz Haim Street
Kiryat-Ata Israel 28032

              RE:    RESIGNATION AS PRESIDENT AND DIRECTOR;
                     TERMINATION OF EMPLOYMENT AGREEMENT

Dear Mr. Kissos:

     This letter sets forth the substance of the resignation agreement (the
"Agreement") between VSUS Technologies Incorporated (the "Company") and yourself
(the "Executive"). The Company, the Subsidiaries (as defined below), and the
Executive may hereinafter be referred to individually as a "party," or collectively as the "parties."

     1. Resignation. The Executive was appointed as the President and a director of the Company, and of each of the Subsidiaries (as defined below), as of
January 28, 2005 (the "Commencement Date"). In connection with the winding down of the Company's operations in Israel, the parties hereby agree that, effective immediately upon the Company's filing of its Quarterly Report on Form 10-QSB, for the three-month period ended June 30, 2005, and, if necessary, any amendments thereto, such filings anticipated to be completed no later than
Monday, August 26, 2005, the Executive shall resign as the President and a director of the Company, and of each of the Company's subsidiaries: (a) First
Info Network, Inc., a Delaware corporation, (b) VSUS Secured Services, Inc., a
Delaware Corporation, (c) Safe Mail Development Ltd., a company organized under laws of Israel, and (d) Safe Mail International Ltd., a company organized under the laws of the British Virgin Islands (individually, a "Subsidiary," and collectively, the "Subsidiaries"). The date such resignation actually takes place shall be referred to hereinafter as the "Effective Date."

     2. Termination of Employment Agreement. The Company and the Executive
entered into an Employment Agreement for the Executive's services as the
President and a director of the Company, dated April 28, 2005 (the "Employment
Agreement"). The parties hereby agree that the Employment Agreement shall be terminated as of the Effective Date, pursuant to Section 4(d) thereof. The sixty
(60) day "Notice Period," required by Section 4(d) of the Employment Agreement, is hereby waived by the parties, and this Agreement shall serve as "Notice of
Termination," pursuant to Section 4(e) of the Employment Agreement. Except as
expressly provided in this Agreement, the Employment Agreement and all of the rights and obligations of the Executive and the Company with respect to
Executive's employment with the Company shall be duly and effectively terminated as of the Effective Date. The Executive agrees, without requiring additional compensation, to provide reasonable assistance to the Company on transitional issues.

     3. Severance and Other Payments. Pursuant to Section 3(a) of the Employment
Agreement, the Executive was issued 5,038,000 shares of common stock of the
Company, $0.001 par value per share (the "Shares"), subject to certain
"leak-out" and "repurchase" provisions, as set forth in Sections 3(a)(iii) and
3(a)(iv) of the Employment Agreement, respectively. Pursuant to a waiver by the
Company of Sections 3(a)(iii) and 3(a)(iv) of the Employment Agreement, as of
May 26, 2005, the Executive transferred 4,500,000 of the Shares to a lender, in repayment of a loan, leaving the Executive with 538,000 of the Shares (the
"Remaining Shares"). The Company hereby waives the "leak-out" and "repurchase"
provisions of the Employment Agreement again, as necessary, to allow 85,000 of the Remaining Shares to fully vest with the Executive (the "Vested Shares"). The parties agree that the additional 453,000 of the Remaining Shares shall be canceled by the Company and returned to its number of authorized but unissued shares of common stock. The Company shall (a) cancel certificate #1095 representing the 538,000 Remaining Shares, and (b) deliver to the executive a new certificate representing the 85,000 Vested Shares, within fifteen (15) days after the Effective Date.

     4. Required Filings. On its own behalf, and on behalf of the Executive, the
Company agrees to make any and all filings required by applicable law to report the events contemplated hereby, including a Current Report on Form 8-K, and any filings required under Sections 13 and/or 16 of the Securities Exchange Act of
1934, as amended, and the Rules promulgated thereunder. The Executive agrees to cooperate with the Company on the preparation and filing of such reports, forms and schedules.

     5. Company and Subsidiary Property. Executive warrants that he has returned to the Company, or will return to the Company on or before the Effective Date, all property belonging to the Company and/or any of the Subsidiaries, which is in his possession or under his control, including without limitation, all credit cards, computers, telecommunications equipment, keys and all documents and files of any nature whatsoever, including any and all copies of same.

     6. Survival of Restrictive Covenants. The parties agree that the restrictive covenants made by the Executive in Section 5 of the Employment
Agreement with respect to, among other things, confidentiality and non-competition, shall survive the termination of the Employment Agreement.

     7. Releases. Subject to and conditioned upon the full performance by each of the parties of its obligations under this Agreement:

        (a) In exchange for the benefits received under this Agreement, to which he may not otherwise be entitled, the Executive hereby agrees not to pursue or further any action, cause of action, right, suit, debt, compensation, expense, liability, contract, controversy, agreement, promise, damage judgment, demand or claim whatsoever at law or in equity, whether known or unknown which Executive ever had, now has or hereafter can, shall or may have for, upon or by any reason of any matter, cause or thing (collectively, "Executive Claims") whatsoever, occurring up to and including the Effective Date, against the Company and the
Subsidiaries, their successors, assigns, partners, representatives and affiliates and all of their respective employees, agents, officers and directors
(the "Company Parties"), and hereby releases, acquits and forever absolutely discharges the Company Parties of and from all of the foregoing, except with respect to the obligations of the Company set forth in this Agreement.

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        (b) The Company and the Subsidiaries hereby agree not to pursue or further any action, cause of action, right, suit, debt, compensation, expense, liability, contract, controversy, agreement, promise, damage judgment, demand or claim whatsoever at law or in equity, whether known or unknown which the Company or any Subsidiary ever had, now has or hereafter can, shall or may have for, upon or by any reason of any matter, cause or thing, (collectively, "Company
Claims") whatsoever, occurring up to and including the Effective Date signs this
Agreement against Executive, and hereby releases, acquits and forever absolutely discharges Executive of and from all of the foregoing, except with respect to the obligations of Executive set forth in this Agreement.

     8. Indemnification. To the fullest extent permissible under the Company's
Amended and Restated Certificate of Incorporation and Amended Bylaws, and the
Delaware General Corporation Law, or other relevant statutes, the Company agrees to indemnify and hold harmless the Executive against any and all payments, losses, liabilities, damages, claims, and expenses (including without limitation, attorney's fees and expenses incurred in good faith) and costs whatsoever, as incurred, arising out of or relating to the Executive's services as the President and a director of the Company.

     9. Acknowledgment of Consideration. Executive acknowledges that the only consideration that he has received for executing this Agreement is the consideration recited above and that no other promise, inducement, threat, agreement or understanding of any kind or description has been made with or to
Executive by the Company to cause him to agree to the terms of this Agreement.

     10. Further Assurances. The parties agree to execute and to deliver such additional documents, agreements and instruments, and take or cause to be taken such additional actions as the other party may request in order to more fully give effect to the transactions contemplated by this Agreement.

     11. Governing Law; Jurisdiction. The parties acknowledge and agree that because the Company's headquarters is located in New York, this Agreement will be finalized in New York, and a substantial portion of this Agreement is to be performed in New York, the substantive laws of the State of New York will govern the enforcement of this Agreement, without regard to its choice of law rules.
The parties further agree and consent to the jurisdiction of the federal and state courts in New York over any action to enforce this Agreement.

     12. Entire Agreement, etc. This Agreement represents the entire understanding between the parties, and there are no agreements or understandings which have not been set forth herein. This Agreement supersedes any prior understanding, agreement, practice or contract, oral or written, between the parties relating to the Executive's employment or compensation. This Agreement may not be modified except by written instrument signed by the parties. This
Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. This
Agreement shall be binding upon the parties' heirs, executors, administrators, successors, and assigns.

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     If the foregoing sets forth our agreement, as you understand it, please sign below indicating your acceptance.

     We wish you good luck in your future endeavors.

                                   Sincerely,

                                             VSUS TECHNOLOGIES INCORPORATED

                                             By:  /s/ Steven Goldberg
                                                  ------------------------------
                                                  Name: Steven Goldberg
                                                  Title: Chief Financial Officer

                                                  FIRST INFO NETWORK, INC.

                                             By:  /s/ Steven Goldberg
                                                  ------------------------------
                                                  Name: Steven Goldberg
                                                  Title: Chief Financial Officer

                                                  VSUS SECURED SERVICES, INC.

                                             By:  /s/ Eliyahu Kissos
                                                  ------------------------------
                                                  Name: Eliyahu Kissos
                                                  Title: President

                                                  SAFE MAIL DEVELOPMENT LTD.

                                             By:  /s/ Eliyahu Kissos
                                                  ------------------------------
                                                  Name: Eliyahu Kissos
                                                  Title: President

                                                  SAFE MAIL INTERNATIONAL LTD.

                                             By:  /s/ Eliyahu Kissos
                                                  ------------------------------
                                                  Name: Eliyahu Kissos
                                                  Title: President

AGREED AND ACCEPTED:

/s/ Eliyahu Kissos
------------------
Eliyahu Kissos

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